                                                                   EXHIBIT 3.1


                                     [LOGO]

                                     STATE

                                       OF

                                    DELAWARE

                                   [GRAPHIC]

                          OFFICE OF SECRETARY OF STATE

          I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and
          correct copy of Certificate of       Incorporation
                                         -----------------------------
          filed in this office on          March 20, 1987
                                  ----------------------------------


                                         /s/ MICHAEL HARKINS
                                         ------------------------------------
                                         Michael Harkins, Secretary of State

                                         BY:       [sig]
                                            ---------------------------------
                                         DATE:     July 10, 1987
                                            ---------------------------------




[DEPARTMENT OF STATE LOGO]

Form 130

                      ADVANCED COMMUNICATIONS SYSTEMS INC.

                          CERTIFICATE OF INCORPORATION

          FIRST: Name. The name of the Corporation is:

                         Advanced Communications Systems, Inc.

          SECOND: Registered Office and Registered Agent. The address of the Corporation's registered office in the State of Delaware is 229 South State Street, Dover, Delaware 19901, located in Kent County. The name of the registered agent of the Corporation at such address is The Prentice Hall Corporation System, Inc.

          THIRD: Purpose. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: Capitalization. The Corporation shall have a single class of common stock. The total number of shares of common stock which the Corporation is authorized to issue is One Thousand (1000.00), and the par value of each share is .01 for an aggregate par value of One Thousand Dollars ($1000.00).

          FIFTH: Incorporator. The name and mailing address of the incorporator is:

                         John S. Stoppelman
                         1818 N Street, N.W., Suite 400
                         Washington, D.C. 20036

          SIXTH: Directors. The number of directors of the Corporation shall be four (4), which number may be increased or decreased pursuant to the by-laws of the Corporation, provided that the number of directors may not be less than four (4) unless the Corporation has less than four (4) stockholders, in which case the number of directors may not be less than the number of stockholders. The board of directors is authorized to make, alter or repeal the by-laws of the Corporation. Election of the directors need not be by written ballot. The names of the directors who shall act until the first meeting or until their successors are duly elected and qualified are:

                           Daniel J. Price
                           Gregory Eden
                           Michael Hannon
                           Jon Armstrong

          SEVENTH: Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

          EIGHT: Duration. The duration of the Corporation shall be perpetual.

          I. THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of February, 1987.

                                            /s/ JOHN S. STOPPELMAN
                                            -----------------------------
                                            John S. Stoppelman


JSS/mlm
3720H/3554J

                                     [LOGO]

                                     STATE

                                       OF

                                    DELAWARE

                                   [GRAPHIC]

                          OFFICE OF SECRETARY OF STATE


          I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of
          Certificate of                                     Amendment
                                                         ----------------------
          filed in this office on                            September 16, 1987
                                                         ----------------------


                                            /s/ MICHAEL HARKINS
                                            -----------------------------------
                                            Michael Harkins, Secretary of State

                                            BY:             [sig]
                                               --------------------------------

                                            DATE:        December 21, 1987
                                                 ------------------------------


[DEPARTMENT OF STATE LOGO]

Form 130

                            CERTIFICATE OF AMENDMENT
                                        OF
                          CERTIFICATE OF INCORPORATION
                                        OF
                      ADVANCED COMMUNICATIONS SYSTEMS, INC.

          Advanced Communications Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

          DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the board of directors of the Corporation duly convened and held, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said corporation entitled to vote in respect thereof for their adoption by written consent. The resolution setting forth the proposed amendment was as follows:

                    RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Corporation be amended by striking said Article FOURTH in its entirety and substituting in lieu thereof as follows:

                    FOURTH: Capitalization. The total number of shares which the Corporation shall have authority to issue is fifteen hundred
          (1,500) shares, of which one thousand (1,000) shares shall be common stock, par value $.0l per share, and of which five hundred (500) shares shall be preferred stock, par value $.0l per share.

                  The express terms and provisions of the shares of preferred stock are as follows:

                  (1) The holders of shares of preferred stock shall not be entitled to receive any dividends, except in the case of dissolution or liquidation of the

         Corporation, in which case the holders of said shares shall be entitled to receive payment of the par value thereof before any payment shall be made to the holders of any shares of the common stock. Except as provided in the previous sentence, holders of preferred stock shall not be entitled to participate in the distribution of the assets of the Corporation upon such liquidation or distribution.

                  (2) The holders of shares of preferred stock shall be entitled to one vote per share at all meetings of the stockholders of the Corporation, and except as otherwise provided by law, shall vote together with the holders of shares of common stock on all matters.

         SECOND: That thereafter, the foregoing resolution was adopted by the holders of shares representing a majority of the outstanding shares of the Corporation entitled to vote thereon by written consent pursuant to 8 Del.C
Section 228.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Advanced Communications Systems, Inc. has caused this Certificate to be executed by George A. Robinson, its President, and attested by Thomas A. Costello, its Secretary, this 16th day of September, 1987.

                                    ADVANCED COMMUNICATIONS SYSTEMS, INC.

                                    BY:  /s/ GEORGE A. ROBINSON
                                         ------------------------------------
                                         President

Attested:

BY:  [sig]
     ------------------------
     Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       ADVANCED COMMUNICATIONS SYSTEMS, INC.

         Advanced Communications Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the board of directors of the Corporation duly convened and held, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said corporation entitled to vote in respect thereof for their adoption by written consent. The resolution setting forth the proposed amendment was as follows:

                  RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Corporation be amended by striking said Article FOURTH in its entirety and substituting in lieu thereof as follows:

                  FOURTH: Capitalization. The total number of shares which the Corporation shall have authority to issue is ten thousand five hundred (10,500) shares, of which ten thousand (10,000) shares shall be common stock, par value $.01 per share, and of which five hundred (500) shares shall be preferred stock, par value $.01 per share.

                  The express terms and provisions of the shares of preferred stock are as follows:

                  (1) The holders of shares of preferred stock shall not be entitled to receive any dividends, except in the case of dissolution or liquidation of the Corporation, in which case the holders of said shares shall be entitled to receive payment of the par value thereof before any payment shall be made to the holders of any shares of the common stock. Except as provided in the previous sentence, holders of preferred stock shall not be entitled to participate in the distribution of the assets of the Corporation upon such liquidation or distribution.

                  (2) The holders of shares of preferred stock shall be entitled to one vote per share at all meetings of the stockholders of the Corporation, and except as otherwise provided by law, shall vote together with the holders of shares of common stock on all matters.

         SECOND: That thereafter, the foregoing resolution was adopted by the holders of shares representing a majority of the outstanding shares of the Corporation entitled to vote thereon by written consent pursuant to Del.C
Section 228.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Advanced Communications Systems, Inc. has caused this Certificate to be executed by George A. Robinson, its President, and attested by Thomas A. Costello, its Secretary, this 2nd day of January, 1991.


                                    ADVANCED COMMUNICATIONS SYSTEMS, INC.

                                    BY: /s/ GEORGE A. ROBINSON
                                        ----------------------------------
                                        President

Attested:

BY:      [sig]
         ------------------------
         Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 09/27/1994
  944182769 - 211100


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     ADVANCED COMMUNICATIONS SYSTEMS, INC.

                  It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "corporation") is Advanced Communications Systems, Inc.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article SIXTH thereof and by substituting in lieu of said Article the following new Article:

         SIXTH: DIRECTORS. The number of directors of the corporation shall be three (3), unless the corporation has less than three (3) stockholders, in which case the number of directors may not be less than the number of stockholders. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of the directors need not be in writing.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on 13 September, 1994.

                                                     /s/ GEORGE A. ROBINSON
                                                     -------------------------
                                                            President

Attest:

[sig]
--------------------------
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     ADVANCED COMMUNICATIONS SYSTEMS, INC.


                  It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "corporation") is Advanced Communications Systems, Inc.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

         FOURTH: CAPITALIZATION. The corporation shall have a single class of common stock. The total number of shares which the Corporation shall have authority to issue is ten thousand (10,000) shares, par value $.0l per share.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on 13 September, 1994.

                                                     /s/  GEORGE A. ROBINSON
                                                     ----------------------
                                                          President

Attest:

[sig]
--------------------
Secretary